                                                                   EXHIBIT 10.17

                              CRITICAL PATH INC.
                              ------------------

                           E-MAIL SERVICES AGREEMENT
                           -------------------------

     THIS E-MAIL SERVICES AGREEMENT ("Agreement") is entered into as of the 6th day of July, 1998 ("Effective Date"), by and between CRITICAL PATH INC., a
                                                     ------------------
California corporation having its principal place of business at 320 First Street, San Francisco, CA 94105 ("CP"), and StarMedia Network, Inc., a Delaware corporation, having a principal place of business at 29 West 36th Street, New York, New York 10018 ("StarMedia"). CP and StarMedia are sometimes referred to collectively herein as the "Parties" and each separately as a "Party."

     1.   Provision of Services.
          ---------------------

     1.1  Services to be Provided.  Under the terms and conditions of this
          -----------------------
Agreement, CP shall provide, and Starmedia hereby accepts, e-mail outsourcing services described in Exhibit A ("Services") which Starmedia may offer to users ("Users") of any Internet-based service which StarMedia may from time to time provide either on its own or in conjunction with its partners ("Starmedia Services"). StarMedia and CP agree to work together to ensure that Users accessing the Services shall have entered into a User agreement which contains, at a minimum, the terms contained in the form of User agreement attached hereto as Exhibit D as may be modified by mutual advance consent of CP and StarMedia ("User Agreement").

     1.2  Transition.  StarMedia shall provide to CP information and materials
          ----------
regarding the Users, such as the domain name, e-mail addresses and passwords ("User Information") necessary for CP to transition the User's current e-mail system to CP's e-mail messaging system through which CP provides the Services ("CP System"). The parties shall work together to ensure that the CP System and StarMedia's universal user database are capable of seamlessly exchanging User Information with each other, both for purposes of the transition and for purposes of ongoing supplementation and modification of the User Information after launch of the Services. Upon receipt of User Information from StarMedia for each User, CP shall perform the set-up and other initial services before such User will have access to the CP System. The parties agree to work together to achieve a transition to the CP System that is transparent to the Users; in particular, Users will retain their e-mail addresses, passwords, stored messages, message folders and address books. The transition shall be completed, such that all Users are able to fully access the Services, as soon as reasonably practicable, but no later than 60 days after the date of this Agreement or such other mutually agreed-upon date (the "Launch Date"), provided that StarMedia provides, or provides access to, the User Information to CP in accordance with the agreed-upon project plan ("Project Plan") attached hereto as Exhibit F.


     1.3  In-Language Services.  CP agrees that all text information presented
          ---------------------
as part of the Services to Users shall be in the native language designated by the User (which shall include only Spanish or Portuguese) ("Native Languages"). Such text information shall include, without


                                 Confidential                             Page 1

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

limitation, all text included in initiation screens, instructions, help screens, graphics, input fields, error messages and server-generated messages. StarMedia shall provide such assistance as CP may reasonably request from time to time in translating such text information into the Native Languages. Prior to the Launch Date, in the time frame as may be specified in the Project Plan, CP shall provide or make available to StarMedia the Native Language text information proposed to be used with the Services pursuant to this Section, and the parties shall work together to make reasonable changes to such text information as requested by StarMedia. CP shall promptly notify StarMedia of modifications or additions to such Native Language text information, to which StarMedia may request reasonable changes. StarMedia acknowledges and agrees that, notwithstanding any such assistance it may provide, all Native Language text information shall be owned exclusively by CP, and StarMedia agrees to, and hereby does, assign to CP all of StarMedia's right, title and interest in and to the Native Language text information and further agrees to execute any and all documents and instruments requested by CP to establish, perfect and maintain CP's title thereto and to transfer to CP any rights therein which StarMedia may have or acquire by operation of law or otherwise.

     1.4  Scalability and Performance.  CP shall support the Services with all
          ----------------------------
necessary software, servers, services and network bandwidth to maintain the level of performance and features specified in Exhibit B, and will generally at all times provide adequate resources for performance of its obligations.

     1.5  Domain Names, Addresses and User Information.  StarMedia will
          --------------------------------------------
provide CP with a list of all domain name addresses to be offered to Users, and will have the option of adding additional StarMedia-owned names in the future (collectively, the "StarMedia Domains"). Users may select the User-specific portion of their e-mail address but will be offered only StarMedia Domain-based addresses. All StarMedia Domains, all addresses issued to Users thereunder, any compilations of such addresses and all other User Information will remain the property of StarMedia, regardless of incorporation into the Services.


     1.6  Privacy.  CP has a corporate policy to respect the privacy of its
          -------
customers and their e-mail messages that are transmitted through the CP System or by means of the Services. CP will only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the Services, to operate or maintain its systems or to protect itself or its customers, and only to the extent permitted by the User Agreement.

     1.7  Compliance with Laws. Each Party agrees to comply with all applicable
          --------------------
laws, rules and regulations, including any Internet regulations or policies and applicable export laws, in its performance under this Agreement.

     1.8  Suspension or Termination.  If CP becomes aware of or suspects any
          -------------------------
violation of the Terms of Use by StarMedia or any User, CP first shall attempt to notify StarMedia and provide reasonable detail of such violation. The parties shall use best efforts to promptly resolve the matter. However, CP reserves the right to immediately suspend or terminate the provision of


                                 Confidential                             Page 2

Services to any such User, as reasonably necessary to prevent a violation of applicable laws or regulations or to protect CP's interests.

     1.9  Modification of Services.  CP reserves the right to modify or
          ------------------------
discontinue certain features or functionality of the CP System from time to time; provided, however, that during the term of this Agreement, CP may not unilaterally discontinue the features identified in Exhibit B as those that may not be discontinued without StarMedia's prior consent. In the event that CP intends to make a change or modification ("change") to the CP System in accordance with the preceding sentence that will significantly affect Users' use of or ability to use the Services, CP shall provide ninety (90) days prior written notice to StarMedia of the proposed change. In the event that StarMedia objects to such Change in writing to CP within thirty (30) days after receipt of CP's notice, then CP shall ensure that such Change is compatible with the previous version of the CP System for a period of three (3) months from the date of implementation of such Change to permit StarMedia a period of time to adjust to such Change.

     1.10 User Support. Unless otherwise mutually agreed, StarMedia shall be
          ------------
solely responsible for support services to Users. Notwithstanding the foregoing, during the first six (6) months after commercial launch of the Services, as an accommodation to StarMedia during its development of User support infrastructure, CP shall provide Native Language customer support to Users as provided in Exhibit C. CP shall reply to Users' e-mail support inquiries within the time frames specified in Exhibit C. After such six-month period, the parties shall review, on a quarterly basis, the parties' respective User support obligations. StarMedia agrees to use commercially reasonable efforts to develop its User support infrastructure and to provide full User support as soon as practical. Each party shall maintain for a period of no less than six months records of all User support inquiries and responses (including full-text records of all e-mail inquiries and responses) during the period the party is responsible for Level 1 support and shall make such records available for review by the other party upon reasonable request. CP shall provide support to StarMedia as specified in Exhibit C.

     1.11 Usage Reports and Projections.  CP shall provide to StarMedia monthly
          -----------------------------
reports on usage of the Services. Each monthly report shall contain the statistics listed in Exhibit D hereto, subject to amendment from time to time by mutual consent of the parties. On a quarterly basis, no later than five business days before the beginning of each calendar quarter, StarMedia shall provide to CP estimates of the anticipated number of mailboxes to be hosted by CP for Users for such quarter to the extent such estimates are reasonably available.

     1.12 Advertisements and Commercial Use.  Either Party may solicit third
          ---------------------------------
parties for advertisements to be included for display on the e-mail service login page or within the StarMedia screen frames during use of the Services. If CP and StarMedia mutually agree, advertising may also be placed within e-mail messages. Such placements may be subject to applicable fees payable to CP to the extent provided in Exhibit A, Section B. Subject to the parties' mutual agreement with respect to usability and other issues, CP shall provide to StarMedia or provide StarMedia with access to such tools or features that will permit StarMedia to place banner or text advertisements within e-mail messages without assistance from CP upon


                                 Confidential                             Page 3
completion of development of such tools or features. StarMedia will develop guidelines and a mechanism for CP's sales force to efficiently interface with StarMedia's sales force, to avoid confusion and duplicate sales of identical ad space. Neither Party will solicit or accept advertisements for the other Party's competitors. The Parties shall share in the net revenues resulting therefrom as provided in Exhibit A. StarMedia shall have the right to manage all aspects of advertising and sponsorship relating to the Services ("Advertising"), including placement of all Advertising. Advertisers or sponsors secured by CP shall be referred to StarMedia, and StarMedia shall be responsible for billing and collecting revenues from all Advertising, including any Advertising sold by CP. StarMedia reserves the right to accept or decline to accept any prospective advertiser or sponsor and any Advertising, in its sole discretion.

     2.   Pricing and Payment.
          -------------------

     2.1  Pricing and Payment.  Exhibit A specifies CP's charges for the
          -------------------
Services and other payment provisions. All amounts payable hereunder are exclusive of any sales, use, excise, property or any other taxes associated with the provision of Services or of StarMedia's or Users' access to or use of the CP System or arising out of or in connection with the Advertising. Except as otherwise provided herein, CP shall be responsible for payment of any and all such taxes, other than those based on StarMedia's income, that arise out of or in connection with the Services Revenues, and StarMedia shall be responsible for payment of any and all taxes, other than those based on CP's income, that arise out of or in connection with the Advertising Revenues. Upon availability of a billing system for such purposes, CP shall be responsible for billing Users for all charges for Value-Added Features, including any and all taxes relating to such Value-Added Features; provided, however, that StarMedia shall assist in such billing as reasonably requested by CP by providing relevant information regarding Users. CP acknowledges and agrees that such User information shall be used or disclosed only for such billing and collection purposes or as otherwise permitted under this Agreement. The parties shall share in the revenue received from Value-Added Features as provided in Exhibit A. Each Party shall submit with each of its payment to the other party a detailed report of the calculation of each such payment. Each Party will retain records relevant to its calculations of the payments made to the other Party during the term of this Agreement and for a two (2) year period thereafter. Each Party shall have the right, at its expense, acting through a certified public accountant, to examine and audit such records at all reasonable times, on at least ten (10) days notice to the other Party, but no more than once every six (6) months.

     3.   Disclaimer of Warranties.
          ------------------------

     3.1  EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THE SERVICES ARE PROVIDED,
AND THE CP SYSTEM IS MADE AVAILABLE, BY CP TO STARMEDIA AND USERS "AS IS." EXCEPT AS SPECIFICALLY PROVIDED HEREIN, CP AND ITS SUPPLIERS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE SERVICES OR THE CP SYSTEM AND SPECIFICALLY DISCLAIM


                                 Confidential                             Page 4

THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.


     3.2 Except as specifically provided herein, CP and its suppliers make no warranties regarding the quality, reliability, timeliness or security of the Services or the CP System or that the Services or the CP System will be uninterrupted or error free; provided, however that CP shall use commercially reasonable efforts to correct any interruption or error in the Services or the CP System within the time frames set forth in Exhibit C hereto. StarMedia and Users assume the entire risk in downloading or otherwise accessing any data, files or other materials obtained from third parties as part of the Services or by means of the CP System, even if StarMedia or User has paid for virus protection services from CP.

     3.3 Neither Party shall be liable to the other Party for any claims or losses arising from or relating to Users' use or misuse of the Services or User access to the CP System, including without limitation any claims or losses arising from or related to the content of messages received or sent by Users, or any other actions or omissions by Users, or Users' accessing the third-party content of any Advertising or of any Internet sites to which any Advertising may be linked. StarMedia agrees to promptly notify CP of any User's misuse of the Services or CP System or violation of the User Agreement of which StarMedia becomes aware.

     3.4 StarMedia shall be solely responsible for any warranties provided by StarMedia to Users with respect to the Services or the CP System.

     3.5 Critical Path represents and warrants that the CP Services are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that the CP Services will not be materially affected by any inability to (i) completely and accurately address, present, product, store and calculate data involving dates beginning with January 1, 2000, and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression date based function; or (ii) function in such a way that all "date" related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year field.

     4.   Limitation of Liability.
          -----------------------

     4.1 IN NO EVENT SHALL EITHER PARTY, OR ITS SUPPLIERS, BE LIABLE TO THE OTHER PARTY, OR TO ANY THIRD PARTY, FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     4.2 Neither Party shall be responsible for any delays, errors, failures to perform, interruptions or disruptions in the Services or the CP Systems or StarMedia Services caused by


                                 Confidential                            Page 5
or resulting from any act, omission or condition beyond the Party's reasonable control, whether or not foreseeable or identified, including without limitation acts of God, strikes, lockouts, riots, acts of war, governmental regulations, fire, power failure, earthquakes, severe weather, floods or other natural disease or the other Party's, User's or any third party's hardware, software or communications equipment or facilities.

     4.3 Except as provided in Section 7, CP's and StarMedia's liability under this Agreement for any damages from any cause whatsoever, regardless of form or action, whether in contract, negligence or otherwise, shall in no event exceed an amount equal to such Party's portion of the Net Advertising Revenues and Service Revenues charges actually received or receivable pursuant to this Agreement as provided in Exhibit A hereto.

     5.  Confidential Information.  Each Party shall treat as confidential all
         ------------------------
Confidential Information (as defined below) received from the other Party (including, except as provided in Section 9 hereof, the terms of this Agreement and all negotiations relating thereto), shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other Party's prior written consent. Without limiting the foregoing, each Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement. The obligation of confidentiality shall not apply to information which is publicly available through authorized disclosure, is known by the receiving party at the time of disclosure as evidenced in writing, is rightfully obtained from a third party who has the right to disclose it, or which is required by law to be disclosed. Upon any termination of this Agreement, each Party shall return to the other Party all Confidential Information of the other Party, and all copies thereof, in the possession, custody or control of the Party. The term "Confidential Information" shall mean any information disclosed by one Party to the other in connection with this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature or is provided under such conditions that reasonably indicate its confidential nature. Confidential Information may also include information that is disclosed orally, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within a reasonable time after its oral disclosure. Confidential Information shall also include the following information, regardless of whether such information is designated as "confidential": all User information and all information regarding site traffic, subscriber levels, service usage, advertising rates or other contractual arrangements with advertisers. Each Party acknowledges that any breach of any of its obligations with respect to confidentiality or use of the other Party's Confidential Information hereunder is likely to cause or threaten irreparable harm to the disclosing Party, and, accordingly, the Parties agrees that in the event of such breach the disclosing Party shall be entitled to equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

6.  Representations and Warranties.


                                 Confidential                           Page 6

     6.1  CP Representations and Warranties.
          ---------------------------------

          CP represents and warrants as follows:

          (a) CP is a corporation duly organized, validly existing and in good standing under the laws of the state of California;

          (b) CP has the full power and authority to enter into this Agreement, to carry out its obligations hereunder and to grant the rights herein granted to StarMedia.

          (c) All materials and services provided by CP hereunder are owned or licensed for use by CP or are in the public domain and are a proper subject of the Agreement herein, and the use thereof by StarMedia and Users as contemplated by this Agreement does not, to CP's knowledge, violate or infringe any tangible or intangible right, copyright, moral right, trademark, trade secret right, patent, industrial property right, or any other proprietary right of any kind of any third party.

          (d) None of the materials and services provided by CP hereunder, is the subject of any claim of or proceeding for infringement of any proprietary rights by a third party.

          (e) CP has not previously and will not grant any rights in the materials and services provided by it hereunder, to any third party which are inconsistent with CP's obligations under this Agreement, and has not otherwise made or entered into, and will not make or enter into during the term of this Agreement, any commitment or obligation in conflict with its obligations and rights under this Agreement.

     During the term of this Agreement, CP shall promptly notify StarMedia in writing of any material event or change in circumstance which would reasonably make, or threaten to make the foregoing representations and warranties untrue or inaccurate.

     6.2  StarMedia Representations and Warranties.
          ----------------------------------------

          StarMedia represents and warrants as follows:

          (a) StarMedia is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          (b) StarMedia has the full power and authority to enter into this Agreement, to carry out its obligations hereunder.

          (c) All materials provided hereunder and the StarMedia Services are owned or licensed for use by StarMedia or are in the public domain and are a proper subject of the Agreement herein, and the use thereof by CP and Users as contemplated by this Agreement does not, to StarMedia's knowledge, violate or infringe any tangible or intangible right, copyright, moral right, trademark, trade secret right, patent, industrial property right, or any other proprietary right of any kind of any third party.


                                 Confidential                             Page 7

          (d) None of the materials provided hereunder or the StarMedia Services is the subject of any claim of or proceeding for infringement of any proprietary rights by a third party.

          (e) StarMedia has not previously and will not grant any rights in the materials provided by it hereunder or the StarMedia Services to any third party which are inconsistent with StarMedia's obligations under this Agreement, and has not otherwise made or entered into, and will not make or enter into during the term of this Agreement, any commitment or obligation in conflict with its obligations and rights under this Agreement.

     During the term of this Agreement, StarMedia shall promptly notify CP in writing of any material event or change in circumstance which would reasonably make, or threaten to make the foregoing representations and warranties untrue or inaccurate.

     7.   Indemnification.  Each Party (the "Indemnitor") shall defend,
          ---------------
indemnify, and hold the other Party (the "Indemnitee") harmless from and against any claims, losses, actions, demands or damages, including reasonable attorney's fees, resulting from any act, omission, negligence, or performance under this Agreement by the Party, its agents or representatives. This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the negligence or willful misconduct of the Indemnitee, its Users, agents or representatives, or to the extent liability is disclaimed or limited by either Party under this Agreement. The indemnity obligations set forth in this Section are contingent upon: (a) the Indemnitee giving prompt written notice to the Indemnitor of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim; and (c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s).

     8.   Term and Termination.
          --------------------

     8.1  Term.  This Agreement shall continue in effect from the Effective
          ----
Date for a [**] year period, and thereafter shall renew automatically for successive one (1) year periods unless either Party gives the other Party at least sixty (60) days prior written notice of its intent not to renew the Agreement.

     8.2  Termination for Convenience.  Notwithstanding the foregoing, either
          ---------------------------
Party may terminate this Agreement at any time, without cause, upon one hundred and twenty days (120) days prior written notice to the other Party.

     8.3  Termination for Breach. Notwithstanding the foregoing, either Party
          ----------------------
may terminate this Agreement by giving to the other Party written notice of such termination, upon the occurrence of any of the following events: (i) the other Party materially breaches or defaults in any of the material terms or conditions of this Agreement and fails to cure such breach within thirty (30) business days of receipt of notice of such breach, (ii) the other Party makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, or (iii) any proceedings are instituted by or against the other


                                 Confidential                             Page 8

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Party in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution.

     8.4  Effect of Termination.  In the event of termination for StarMedia's
          ---------------------
breach, CP shall immediately cease providing all Services and Users shall no longer have any access to the CP System. For any other termination of this Agreement, CP shall work with StarMedia in the migration of its e-mail system back to its setup in existence immediately before the Effective Date of this Agreement, or to a service similar in scale/scope to the Services. CP and StarMedia shall work together to ensure that such migration is completed in a reasonable timeframe. Thereafter, CP shall delete all stored e-mail messages of StarMedia and Users on the CP System. Within fifteen (15) days of any termination of CP's provision of Services pursuant to this Agreement, each Party shall pay to the other all unpaid fees accrued prior to such termination.

     8.5  Survival.  Sections 2, 3, 4, 5, 6, 7, 8.4, 8.5, 10.1 and 11 shall
          --------
survive any expiration or termination of this Agreement.

     9.   Publicity.  During the term of this Agreement, either Party may use
          ---------
the other Party's name in news releases, articles, brochures, marketing materials, advertisements and other publicity or promotions, subject to the other Party's prior written approval, in its sole discretion.

     10.  Trademarks.
          -----------

     10.1 Ownership of Trademarks. Each Party acknowledges the ownership of the
          -----------------------
other Party in the tradenames, service marks, trademarks and logos of the other Party (collectively the "marks") and agrees that all use of the other Party's marks (including all goodwill associated with the marks) shall inure to the benefit, and be on behalf of the Party owning the marks. Each Party acknowledges that its use of the other Party's marks will not create in it, nor will it represent it has any right, title or interest in or to such marks other than the limited right to use them as provided for herein. Each Party agrees not to do anything contesting or impairing the rights of the other Party, including, without limitation, seeking to register the other Party's marks as part of a composite mark or to register any confusing similar mark.

     10.2 Use of Marks.  During the term of this Agreement, each Party grants to
          ------------
the other Party a non-exclusive, limited license to use its marks for the purpose of carrying out the terms of this Agreement; provided that any use not specifically authorized by this Agreement shall be with the prior written approval of the Party owning the marks. Other than as set forth in the preceding sentence, no right, property, license or interest in any mark owned by either Party hereto or any of their respective affiliates is intended to be given to or acquired by the other Party by the execution of or the performance of this Agreement.


                                 Confidential                             Page 9

     11.  Miscellaneous.
          -------------

     11.1 Entire Agreement.  This Agreement, together with all Exhibits and any
          ----------------
Schedules accepted by CP, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all agreements, either oral or written, between the parties to this Agreement with respect to the subject of this Agreement. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of each Party.

     11.2 Notices.  Notices under this Agreement shall be in writing and shall
          -------
be deemed given when delivered personally, or by e-mail (with confirmation of receipt) or conventional mail (registered or certified, postage prepaid with return receipt requested). Notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each Party may change the address by written notice in accordance with this paragraph.

     11.3 Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the subsidiaries, affiliates, successors and permitted assigns of the parties to this Agreement. Neither Party may transfer, sublicense or otherwise assign this Agreement or any of its rights or obligations hereunder without the other Party's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement to (i) any entity in which the Party has a greater than fifty-percent (50%) equity ownership interest or of which the Party has voting control, or (ii) to person or entity that buys fifty percent (50%) or more of that Party's stock or all or substantially all of that Party's assets.

     11.4 General Provisions.  This Agreement shall be governed by and construed
          ------------------
in accordance with the laws of the State of California exclusive of its conflict of laws principles. Nothing contained in this Agreement is intended or is to be construed to constitute CP and StarMedia as partners or joint venturers or either Party as an agent of the other. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be reformed only to the extent necessary to effect the original intention of the parties, and all remaining provisions shall continue in full force and effect. No waiver of any rights hereunder shall be deemed to be a waiver of the same or other right on any other occasion.


                                 Confidential                           Page 10

     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

                              CRITICAL PATH INC.

                              By /s/ Mari G. Tangredi
                                -----------------------------------
                              Its VP Business Development
                                 ----------------------------------

                              STARMEDIA NETWORK, INC.

                              By /s/
                                -----------------------------------
                              Its VP Business Operations
                                 ----------------------------------

                                 Confidential                           Page 11

                                   EXHIBIT A
                                   ---------

                    SERVICES, CHARGES AND PAYMENT SCHEDULE
                    --------------------------------------

     This Services, Charges and Payment Schedule ("Schedule") is attached to and made a part of the E-mail Services Agreement between StarMedia Network, Inc. and Critical Path Inc. (the "Agreement") and is subject to the terms and conditions of the Agreement.

     A. Services Charges - Users will be charged the following amounts for the following Services:

     1.   Free web mail: There will be [**] for Web-based e-mail service
          -------------
          provided to Users during the term of the Agreement, including without limitation for maintenance of e-mail accounts, storage (other than as provided below) and retrieval of e-mail messages and storage and management of address books.

     2.   Value added features: The services listed below (the "Value-Added
          --------------------
          Features") shall be provided to Users. [**] Upon availability of the billing system, the Users shall be charged for the Value-Added Features at the prices set forth below.

     Suggested Retail Price for Value-Added Features of the Services:

- --------------------------------------------------------------------------------
POP3 e-mail hosting                                      [**]/Month/Mailbox
- --------------------------------------------------------------------------------
Virus Protection                                         [**]/Month/Mailbox
- --------------------------------------------------------------------------------
Certified Delivery                                       [**]/Month/Mailbox
- --------------------------------------------------------------------------------
Archiving (storage > 2.5 Mb)                             [**]/Mb/Month/Mailbox
- --------------------------------------------------------------------------------

     B.   Branding  and Customization

          1.   Obligations - CP will provide such engineering, design and other
               -----------
services and resources as are needed to expeditiously complete the transition to the CP System pursuant to Section 1.2 of the Agreement, and to customize the Services and the CP System to meet and maintain the specifications set forth in Exhibit B hereto. There will be no setup, maintenance, support cost or contingent liability of any nature to StarMedia in connection with the transition to or the launch and maintenance of the Services, except as provided herein.

          2.   Branding of Web Mail Page - StarMedia shall provide CP with all
               -------------------------
text and images ("Branding Materials") necessary for CP to brand StarMedia's Web Mail Page. StarMedia warrants and represents to CP that StarMedia has full power and authority to provide to CP, and to authorize CP's use of, the Branding Materials provided by StarMedia for branding the Web Mail Page, and agrees to defend and indemnify CP with respect to any claims arising from CP's use of such Branding Materials. CP shall develop the branded Web Mail Page using such Branding Materials and shall provide, or otherwise make available to StarMedia, such


                                 Confidential                            Page 12

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS DOCUMENT EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

developed Web Mail Page for IP's review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. The parties agree that CP shall not be liable for failure to make the Services available to Users by the Launch Date if such failure is due to StarMedia's actions or inaction, including without limitation, delay in approving the branded Web Mail Page. Starmedia will pay to CP a one-time fee of [**] for CP's branding of the Web Mail Page for each Native Language translation.

          3.   Modifications to Branded Web Mail Page - Once approved, CP shall
               --------------------------------------
only be obligated to make one revision to the look and feel of the branded Web Mail Page and the automatic sign-up page at no additional charge. Any further requested changes (other than changes in the text displayed on the Web Mail
Page) will be chargeable at the rate of [**] per hour with a minimum of one hour per request.

          4.   Proprietary Rights - StarMedia grants to CP a non-exclusive,
               ------------------
nontransferable, worldwide, royalty-free, irrevocable (during the term of the Agreement) license to reproduce, display, perform, modify, prepare derivative works of and otherwise use the Branding Materials for the purpose of branding StarMedia's Web Mail Page in accordance with StarMedia's instructions and making such Web Mail Page available through the CP Services to Users. StarMedia shall retain all other proprietary rights it may have in and to the Branding Materials. CP shall retain all proprietary rights in and to the CP Services (not including the Branding Materials as incorporated into StarMedia's Web Mail
Page) and all development tools, routines, subroutines, applications, software and other materials (not including the Branding Materials) that CP may use in connection with branding the Web Mail Page.

          5.   Promotional Messages  -  As requested by StarMedia, CP shall, at
               --------------------
no additional charge, perform the technical services necessary to place up to two banner ads supplied by StarMedia on the Web Mail Page frame (but not within email messages to Users of the Services), and change such banner ads up to five times per month. Any services performed by CP's staff at StarMedia's request to place or modify additional ads or changes will be chargeable at the rate of [**] per hour with a minimum of one hour per request. Upon availability to StarMedia of such tools to permit access to make such changes without assistance from CP as provided in Section 1.12 of the Agreement, CP shall no longer be obligated to provide free services with respect to promotional messages displayed to Users as part of the Services, and any services requested by StarMedia and performed by CP relating to such promotional messages shall be chargeable at the rate of [**] per hour with a minimum of one hour per request.

     C. Payment by StarMedia to CP - If during the previous quarter, CP performed any work on the branding of the Web Mail Page which is subject to additional fees as provided herein, CP will submit a quarterly invoice, and StarMedia shall pay within 45 days of receipt of such invoice, the applicable fees for such work. Payments received by CP after the due date shall be subject to a late fee of one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law.

     D.   Advertising and Service Revenues

          1.   Sharing of Revenues.
               -------------------


                                 Confidential                            Page 13

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     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL
     PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Parties shall share Service Revenues (as defined below) as follows:

               [**] StarMedia
               [**] Critical Path

The Parties shall share in the Net Advertising Revenues (as defined below) as follows:

               [**] StarMedia
               [**] Critical Path

"Net Advertising Revenues" means cash receipts of revenue (as determined in accordance with US generally accepted accounting principles) generated from the sale of advertising on the display on the dedicated e-mail service login page or within the StarMedia screen frames display of pages generated by the CP System (excluding headlines or excerpts thereof) ("Gross Revenues"), less (i) applicable international sales, value added and withholding taxes and (ii) twenty percent (20%) of Gross Revenues. The parties understand and agree that StarMedia may enter into additional contractual revenue-sharing arrangements with third parties to increase site traffic and advertising revenues. To the extent that any additional revenue sharing rights shall apply to any Net Advertising Revenues, the Parties' respective shares of such Net Advertising Revenues shall be proportionately reduced such that the aforementioned 60:40 share ratio is maintained.

The following hypothetical example serves to illustrate the foregoing adjustment methodology: StarMedia enters into a contractual arrangement with an Internet service provider ("ISP") pursuant to which ISP shall direct its Spanish and Portuguese-speaking subscribers to a co-branded Web site which promotes use of StarMedia Services. Pursuant to such arrangement, ISP is to receive [**] of all net advertising revenues attributable to advertising impressions delivered to ISP subscribers. For a given period, such revenues total [**], so that the ISP is to receive $10. In such event, StarMedia's share of Net Advertising Revenues attributable to advertising impressions delivered to ISP subscribers shall be reduced by [**] to [**], and CP's share of such Net Advertising Revenues shall be reduced by [**] to [**], thereby maintaining the [**] ratio.

     "Service Revenues" means cash receipts of revenue (as determined in accordance with US generally accepted accounting principles) generated from the provision of Value-Added Features to Users as part of the Services under this Agreement, less (i) applicable international sales, value added and withholding taxes, (ii) any amounts payable by CP to any non-affiliated third party, with respect to such revenue, pursuant to a contractual obligation of CP, including without limitation any and all credit card processing fees, and (iii) any out-of-pocket expenses incurred by CP with respect to the processing or administration of the billing or collection from Users.

          2.   Report - Within ten (10) days after the end of each quarter,
               -------
each Party shall provide to the other a report ("Report") indicating the total amount of Net Advertising Revenues or Service Revenues received by each party during the quarter.


                                 Confidential                            Page 14

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     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL
     PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          3.  Payment - StarMedia shall pay to CP its share of Net Advertising
              -------
Revenues received by StarMedia during the preceding quarter within forty five
(45) days of the end of each quarter. Users and/or credit card companies of Users shall be directed to deposit payments for Value-Added Features in a bank account designated by CP. CP shall pay StarMedia its share of Service Revenues received by CP during the preceding month within forty-five (45) days after the end of each quarter during the term of this Agreement. If, in prior remittances, the paying party included revenues in the calculation of Advertising Revenues or Service Revenues, as to which during the preceding month the party granted credits or refunds, then the party may reduce the Net Advertising Revenues or Service Revenues paid to the other party by the amount of any such credits or refunds.


                                 Confidential                            Page 15

                                   EXHIBIT B
                                   ---------
                  PERFORMANCE REQUIREMENTS AND SPECIFICATIONS
                  -------------------------------------------

1.   CP System Requirements
     CP shall furnish all necessary software, servers, services and network bandwidth to provide the Services to StarMedia and Users as provided under this Agreement. CP shall provide a backup site for its message center. The backup site will provide fully redundant capabilities and will be geographically dispersed from CP's primary West Coast site. In the event of a failure within the primary message center, the backup center shall take over within 1 hour. Such backup facility is expected to be operational by July 31, 1998.

     CP shall provide StarMedia with access to the network monitoring components necessary for StarMedia to monitor key components used in the provisioning process. CP shall provide StarMedia with access to its SNMP agent process. Such SNMP agent shall be protected from public access and will contain mutually agreed-upon read-only variables.

     If StarMedia provides quarterly estimates of the anticipated number of mailboxes for StarMedia Users for the upcoming quarter, pursuant to Section
     1.11 of the Agreement, the CP System capacity shall meet or exceed such quarterly projections. Upon request, CP shall provide StarMedia with projected growth and expansion plans of the CP System. This information will be provided in CP's monthly status report.

     The CP System shall conform to the following requirements for the display to Users: All features on web pages must display in 3.0 or above of Internet Explorer or Netscape Navigator. When such browsers are able to accept Java applets, Java applets may be used. All screens must be viewable within a 640 x 480 display.

     The Web mail page shall be linkable from any page on the StarMedia server. The parties agree to work together so that no page generated by the CP System will violate, terminate or conflict with the StarMedia browser frame or launch a new browser session.

     The CP System APP used for provisioning shall have the following capabilities:
     Phase I:
     Add/Delete domain
     Add/Update/Delete mailbox
     Add/Update/Delete forward

     Phase II:
     Suspend mailbox
     Domain status
     Mailbox status
     Forward status


                                 Confidential                            Page 16

     CP shall provide StarMedia with access to its provisioning interface for remote provisioning of domain accounts, mailboxes and poplinks. StarMedia User status information shall also be available to StarMedia through the APP.

2.   Support Requirements

     a. Technical Support: CP shall provide technical support to StarMedia as provided in Exhibit C.

     b. Training: CP shall, at no cost to StarMedia, reasonably assist StarMedia in the development and implementation of training programs for first and second level StarMedia support, including training for any product modifications during the term of the Agreement. CP shall provide StarMedia with reasonable quantities of training materials and updates thereto for any product modifications, improvements or changes.

3.   Mailbox Requirements

     a. Storage Capacity - Each mailbox provided hereunder shall have a maximum storage capacity of [**]. User may purchase additional storage space from CP upon payment of CP's then-current fees. CP shall notify any User that User's mailbox is approaching or exceeds the maximum limit. Thereafter, if such User exceeds the maximum storage capacity, CP may delete email message from the affected mailboxes, at CP's discretion upon prior notice to StarMedia.

     b. Features - Upon launching, the Services will include the following features:


         1.   Web and POP mail integrated (as applicable)
         2.   Autoforward
         3.   [**] uptime
         4.   send/receive
         5.   spam blocking
         6.   nicknames
         7.   LDAP (expected to be available August 1998)
         8.   attachments to 4 MB*
         9.   localization
         10.  postmarking
         11.  POP retrieval (as applicable)
         12.  Header options
         13.  Account provisioning
         14.  Snarfing
         15.  POP links (as applicable)
         16.  Preferences/customizations - web mail only
         17.  Folders - web mail only
         18.  Address book creation, updating and storage


                                 Confidential                            Page 17

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     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL
     PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     *To the extent that attachments received exceed a User's storage capacity, the User will be provided no less than 72 hours notice of the need to purchase additional storage capacity before any file deletions.

4.   Permanent Features.  Pursuant to Section 1.9 of the Agreement, CP shall not
     -------------------
     unilaterally discontinue the following features without StarMedia's prior consent during the term of the Agreement:

     Category                Features
- ----------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------
     Administration          Create, Modify, Delete users
- ----------------------------------------------------------------------------------------------------
     Administration          Identify and send notification to inactive users automatically
- ----------------------------------------------------------------------------------------------------
     Administration          User lockout
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- compose
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- read
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- forward
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- reply
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- reply all
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- next
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- previous
- ----------------------------------------------------------------------------------------------------
     Basic                   Traditional- delete
- ----------------------------------------------------------------------------------------------------
     Basic                   Email forwarding - 3rd party
- ----------------------------------------------------------------------------------------------------
     Basic                   Email forwarding- Web Mail
- ----------------------------------------------------------------------------------------------------
     Basic                   Access mailbox through POP account or POP-compliant email  software
- ----------------------------------------------------------------------------------------------------
     Basic                   Send/Receive Attachments
- ----------------------------------------------------------------------------------------------------
     Basic                   Cc capability
- ----------------------------------------------------------------------------------------------------
     Basic                   Bcc Capability
- ----------------------------------------------------------------------------------------------------
     Basic                   Address Book storage
- ----------------------------------------------------------------------------------------------------
     Basic                   Multiple Address Books
- ----------------------------------------------------------------------------------------------------
     Basic                   Address Book Mailing Lists
- ----------------------------------------------------------------------------------------------------
     Basic                   Anti-Spam policies/capabilities
- ----------------------------------------------------------------------------------------------------
     Basic                   Spammer address book blocking
- ----------------------------------------------------------------------------------------------------
     Basic                   Signature Files
- ----------------------------------------------------------------------------------------------------
     Basic                   Folders/Filing systems
- ----------------------------------------------------------------------------------------------------
     Basic                   Ability to create, modify, delete folders
- ----------------------------------------------------------------------------------------------------
     Basic                   Status indicator/ You Have Mail
- ----------------------------------------------------------------------------------------------------
     Basic                   Status Indicator per message (read, replied, forwarded)
- ----------------------------------------------------------------------------------------------------
     Basic                   Sort Messages, By field
- ----------------------------------------------------------------------------------------------------
     Basic                   Integration with Search Directories
- ----------------------------------------------------------------------------------------------------
     Basic                   Global Auto-responder
- ----------------------------------------------------------------------------------------------------
     Basic                   Integration with SMN Directories
- ----------------------------------------------------------------------------------------------------
     Basic                   Filtering to Folders
- ----------------------------------------------------------------------------------------------------
     Basic                   Applet for new mail notification
- ----------------------------------------------------------------------------------------------------
     Integration             Ability to pass signup/sign-in and user profile data back and forth real-time to StarMedia

                                 Confidential                            Page 18

- ----------------------------------------------------------------------------------------------------
     Integration             Real-time integration of usage data for ad targeting
- ----------------------------------------------------------------------------------------------------
     Interface               Real-time customization of interface based on referring site
- ----------------------------------------------------------------------------------------------------
     Interface               Multiple domain support
- ----------------------------------------------------------------------------------------------------
     Interface               UI Flexibility
- ----------------------------------------------------------------------------------------------------
     Interface               Spanish Interface
- ----------------------------------------------------------------------------------------------------
     Interface               Portuguese Interface
- ----------------------------------------------------------------------------------------------------
     Interface               StarMedia Branding
- ----------------------------------------------------------------------------------------------------
     Integration             Integration with SM ad servers
- ----------------------------------------------------------------------------------------------------
     Migration               Full migration of existing StarMedia Mail accounts
- ----------------------------------------------------------------------------------------------------
     Reporting               Activity Reporting -
- ----------------------------------------------------------------------------------------------------
     Reporting               Activity Monitoring per user? (i.e. inactive account monitoring)
- ----------------------------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------
                           RESPONSE TIME REQUIREMENTS
                           --------------------------

     The Services shall include support, as set forth below, to StarMedia. CP shall use commercially reasonable efforts to respond to requests for support within the time frames provided below.

     a.  Temporary First Level Support by CP: Except as otherwise provided in
         -----------------------------------
the Agreement, StarMedia shall be responsible for first-level support, and for all other support not otherwise specified herein, to StarMedia Users. Notwithstanding the foregoing, during the first [**] months after commercial launch of the Services (subject to extension by mutual consent of the parties), CP shall provide customer support to Users via e-mail seven (7) days per week. Such support shall initially be provided in English and in Spanish. CP shall use commercially reasonable efforts to provide Portuguese language support as soon as practical, and pending commencement of such support shall provide sufficient training and resources to enable StarMedia's Portuguese-speaking staff to perform user support functions. CP shall use commercially reasonable efforts to respond to e-mail inquiries from Users within 24 hours of receipt by CP.

     b.  Second Level Support via Email: Beginning at such time as StarMedia
         ------------------------------
commences providing first and/or second level user support, CP shall provide support via email for StarMedia User inquiries that cannot be resolved by StarMedia first or second level. Such support shall be provided in English only. Email inquiries may be sent to CP from either StarMedia first or second level support operations. Prior to launch of the Services, CP and StarMedia will develop criteria for escalation of User email inquiries. The performance requirements for email inquiries are:

          -Email inquiry will be resolved within 12 hours of receipt by CP.
          -If the inquiry cannot be resolved within 12 hours, an email (where appropriate) will be sent to StarMedia first or second level support informing them that the issue is still pending..
          -If the inquiry cannot be resolved within 24 hours, a status email will be sent to StarMedia first or second level support every 24 hours, or at an agreed-upon interval, depending upon the severity of the problem, informing them that the issue is still pending until the issue is resolved.


                                 Confidential                            Page 19

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     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL
     PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     c.  Support via Telephone:  CP will provide support for resolving systems
         ---------------------
performance problems reported by StarMedia's staff, and, at such time as StarMedia commences providing first and/or second level user support, for escalation of user support issues that cannot be resolved by StarMedia first or second level. Such support shall be provided in English only. If StarMedia is responsible for first level user support, StarMedia will not transfer User calls unless directed by CP. The performance requirements for telephone support are:

          -CP shall respond to and resolve systems performance problems reported by StarMedia's staff (i) within three hours in the case of system performance problems which impede the ability of Users to access the Service or send or receive e-mail, (ii) within 12 hours in all other cases.
          -Telephone escalations relating to User inquiries shall be resolved within 12 hours of receipt by CP.
          -If the escalation relating to User inquiries cannot be resolved within 12 hours, an email (where appropriate) will be sent to the StarMedia first or second level support informing them that the issue is still pending. If an email is not appropriate, a phone call shall be made to StarMedia first or second level to inform them of the status.
          -If the escalation relating to User inquiries cannot be resolved within 24 hours, a status email, when appropriate, will be sent to the StarMedia first or second level support every 24 hours or at an agreed-upon interval depending upon the severity of the issue, informing them that the issue is still pending, until the issue is resolved.
          -Escalations to CP will be via a toll free number.
          -CP will provide sufficient coverage for the performance metrics to be mutually agreed upon by the parties. Prior to the launch of the Services to Users, CP and StarMedia will develop a Management and off-Hours Escalation Process for emergency situations.
          -Telephone Support will be available Monday through Friday, 5:00 a.m. to 8:00 p.m. PDT/PST, and is expected to be increased to 7 x 24 x 365 by the end of calendar year 1998.
          -Prior to the time that telephone support is available 7 x 24 x 365, during off-hours, in emergency situations, CP shall provide pager-based on-call support to StarMedia's staff.


                                 Confidential                            Page 20

                                   EXHIBIT D
                                   ---------
                            USAGE REPORT STATISTICS
                            -----------------------

1.  Performance

     a) Processing E-mails:  The monthly average Time Delay (as hereinafter
       -------------------
defined) for incoming and outgoing User messages shall be less than [**] seconds for [**] of messages. This average does not include any period of unforeseen, unsolicited bulk email messages that degrade service. "Time Delay" means the time between (i) in the case of incoming messages, arrival the message at the CP System and availability of the message to the User on the Web Mail Page or via the POP3 server, and (ii) in the case of outbound messages, receipt of a "send" command from a user either on the Web Mail Page or via the SMTP server and such message leaving the CP System into the Internet or being delivered locally to another CP System User.

     b)  Availability of E-mail Server:  Monthly average [**] up time (not
         -----------------------------
including scheduled downtimes for maintenance, which currently takes place Monday mornings between 12am and 3 am PST).

     c)  Procedures for System Outages:  CP posts a message in the event of a
         -----------------------------
system outage, whenever possible.

     d)  Definition:  As used in this Exhibit, "system outage" means any
         ----------
unplanned interruption in the provision of the Services during which StarMedia's Users are unable to access or use the Services and which is caused by a problem in the CP System and confirmed by CP. "System outage" does not include any interruptions in the Services caused by act, omission or condition beyond CP's reasonable control, such as acts of nature or any third party.

2.  Monitoring/Reporting

a) CP will prepare a monthly Stewardship report that will track the performance metrics stated in Section 1 of this Exhibit. In addition, the parties will meet on a regular basis to discuss the Stewardship report and its associated performance metrics

     b) CP will provide StarMedia with monthly reports which document all CP System outages or enhancements made during such month. Each report include, at a minimum, the following additional information:

          Summary:
     .  CP System uptime
     .  Number of new StarMedia User mailboxes
     .  Number of deleted StarMedia User mailboxes
     .  Total number of StarMedia User mailboxes
     .  Number of CP System outages
     .  CP System total downtime and average daily and monthly downtimes
          Specific Outage Report:

                                 Confidential                            Page 21

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     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL
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     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     .  Time of outage
     .  Length of outage
     .  Affected areas
     .  Reason for outage
     .  Long term remedy
     .  Person notified

          Enhancement:
     .  Reason for change
     .  Areas affected

     Each report shall include the following additional information upon implementation of a third-party solution for reporting such information (which is anticipated by third quarter 1998):

     .  Mean storage used for mailboxes
     .  Mean POP processing time for incoming messages
     .  Mean SMTP processing time for outbound messages
     .  Mean time for availability of incoming messages on Web server

     This information will be emailed to StarMedia by the third working day of the month following the reported month.

     In addition, CP will provide StarMedia with a weekly e-mail report with the following information:

     .  Number of new StarMedia User mailboxes
     .  Number of outgoing messages from StarMedia users
     .  Number of incoming messages to StarMedia users

3.  Escalation Procedures

a) Notify StarMedia via the following email address in the event of a system outage. CP will send an email notice whenever possible. In the event that email is not working, or CP is otherwise unable to send an email message, then CP will notify StarMedia by telephone at the number designated below within 30 minutes of the time that CP first learns of the outage.

     .  StarMedia:  Advise email address and telephone number here

        b) Status information, if known by CP, to include:
                reason for the outage; and
                estimated time for service restoration.

        c) If StarMedia experiences a system outage and has not been notified by CP, StarMedia will contact the Technical Support staff at CP by pager at 415/764-6203 (or at such other number as CP may designated from time to time upon notice to StarMedia) and will be given the information listed in 3.b).


                                 Confidential                            Page 22

     d) CP will periodically notify StarMedia with updated status for the duration of the outage.

     e)  CP will provide a post-incident summary that will include:
             cause of the problem;
             method used to correct the problem; and
             measures Critical Path will take to prevent similar occurrences in the future.

     f) Upon notification of a system outage, CP shall evaluate, and if CP verifies that the outage is caused by a problem in the CP System, CP shall provide StarMedia with a time estimate for resolution of the problem. CP shall promptly commence remedial activities and use commercially reasonable efforts to complete the system outage resolution within such time estimate.

4.  Business Resumption

     a) In the event of a system outage, CP will switch processing from the primary server to a hot backup server in accordance with Exhibit B, Section B.

     b) StarMedia agrees to notify CP no less than ten (10) days in advance of any modifications and/or network configuration changes (including system maintenance) to, as well as upgrades and removal of devices that impact the production and network connectivity from, StarMedia's system through which the Services are provided if they are outside of the scheduled Monday maintenance windows. If any such change will or could, in either party's opinion, result in incompatibility between the parties' respective systems or interruptions in the Services, then the parties shall work together to resolve any such issue before StarMedia makes the change.


                                 Confidential                            Page 23

                                   EXHIBIT E
                                   ---------
                                  TERMS OF USE
                                  ------------

                 Please read the following agreement carefully.
     You must accept the agreement to be able to use the Customer Service.

1. Acceptance of Terms of Use
     Customer's mail service ("Customer Service") is provided free of charge to registered users (each, a "User") under these Terms of Use. BY COMPLETING THE REGISTRATION PROCESS AND CLICKING THE "I ACCEPT" BUTTON, YOU ARE INDICATING YOUR AGREEMENT TO BE BOUND BY THESE TERMS OF USE. These Terms of Use are the entire agreement between you and Customer with respect to the services provided by Customer.

2. Registration Information; Disclosure
     User agrees that Customer may disclose to third parties certain information, in the aggregate, contained in users' registration applications, including User's application. Customer will not disclose User's name, address, e-mail address or telephone number, without User's prior written consent, except to the extent necessary or appropriate to comply with applicable laws or regulations or in legal or administrative proceedings where such information is relevant. Customer reserves the right to terminate any User's account if Customer learns that such User has provided Customer false or misleading registration information.

3. Modifications of these Terms of Use
     Customer may modify these Terms of Use from time to time in its sole discretion. Customer will provide User with reasonable notice of any such changes, and User's continued use of the Customer Service will be deemed to constitute User's acceptance of any such changes.

4. Customer's Rights
     Customer may modify or discontinue User's account or the Customer Service with or without notice to User, without liability to User or any third party.

     Content presented to User or otherwise available through the Customer Service provided by Customer or a supplier is protected by copyright, trademark, service marks, patents or other proprietary rights or laws. User shall only be permitted to use this content as expressly authorized by the provider. User may not copy, distribute or create derivative works from such contents without express permission.

5. Contents of Messages
     It is Customer's policy to respect the privacy of its Users. Customer does not, and cannot, monitor, censor or edit the contents of User's e-mail messages. User alone is responsible for the contents of User's messages, and the consequences of any such messages.

     User agrees that it will not transmit or disseminate: (i) advertising, chain letters, spam, junk mail or any other type of unsolicited e-mailing (whether commercial or informational) to persons or entities that have not agreed to be part of such mailings; (ii) harassing, libelous,


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abusive, threatening, obscene or otherwise objectionable materials or materials which infringe or violate any third party's copyright, trademark, trade secret, privacy or other proprietary or property right, or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law or regulation; or (iii) viruses or other harmful, disruptive or destructive files. User agrees that it will not use or attempt to use another person's or entity's account, service or system without authorization from the owner, nor will User interfere with the security of, or otherwise abuse, the Customer Service, system resources or accounts, or any network or another user's use or enjoyment of the mail services. User may not forge header or address information. Customer will only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the services, to operate or maintain its systems or to protect itself or its suppliers

        Customer reserves the right to terminate User's account if it becomes aware and determines, in Customer's sole discretion, that User is violating any of these Terms of Use.

6. Account and Password
     User is responsible for maintaining the confidentiality of its account number and password. User shall be responsible for all uses of its account, whether or not authorized by User. User agrees to immediately notify Customer of any unauthorized use of its account.

7. Disclaimer of Warranties
     USER EXPRESSLY AGREES THAT USE OF THE CUSTOMER SERVICE IS AT USER'S SOLE RISK. THE CUSTOMER SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS.

     CUSTOMER DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

     CUSTOMER DOES NOT MAKE ANY WARRANTY THAT THE CUSTOMER SERVICE WILL MEET USER'S REQUIREMENTS, OR THAT THE CUSTOMER SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES CUSTOMER MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE CUSTOMER SERVICE OR AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH THE CUSTOMER SERVICE.

     USER UNDERSTANDS AND AGREES THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE CUSTOMER SERVICE IS AT USER'S OWN DISCRETION AND RISK AND THAT USER WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO USER'S COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA.

     CUSTOMER DOES NOT MAKE ANY WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE CUSTOMER SERVICE OR


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

ANY TRANSACTIONS ENTERED INTO BY USE OF OR THROUGH THE CUSTOMER SERVICE.

     NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY USER FROM Customer OR THROUGH THE CUSTOMER SERVICE SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.

8.Limitation of Liability
     CUSTOMER AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, RESULTING FROM THE USE OR THE INABILITY TO USE THE CUSTOMER SERVICE OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO BY MEANS OF OR THROUGH THE CUSTOMER SERVICE OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF USER'S TRANSMISSIONS OR DATA, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLE, EVEN IF CUSTOMER OR ITS SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.E-mail Message Storage
     Customer does not assume any responsibility for the deletion or failure to store e-mail messages. If User exceeds the maximum permitted storage space, Customer reserves the right to delete e-mail messages from the affected mailboxes, at its discretion.

10.Promotional Messages
     Customer and/or third parties may, from time to time, send e-mail messages to User containing advertisements, promotions, etc. Customer does not make any representation or warranty with respect to any such e-mail messages or any goods or services which may be obtained from such third parties, and User agrees that Customer shall have no liability with respect thereto.

11.Indemnification
     User agrees to indemnify and hold Customer, its suppliers and their respective affiliates, officers, directors, employees and agents, harmless from any claim, action or demand, including reasonable attorneys' fees, made by any third party due to, arising out of or related to User's use of the Customer Service or the violation of these Terms of Use by User, including without limitation the infringement by User, or any other user of User's account, of any intellectual property or other right of any person or entity.

12.Applicable Law
     These Terms of Use shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of laws provisions.


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

13. Third Party Beneficiary
     Critical Path, Inc., as a supplier of Customer, shall be a third party beneficiary of User's obligations under these Terms of Use and thus shall be entitled to enforce those obligations against User as if a party to these Terms of Use.
                               I ACCEPT/I DECLINE



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